UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                               Unregistered Sales of Equity Securities.

As part of Marlis E. Smith’s entry into an Employment Agreement with CREDO Petroleum Corporation (the “Company”) (as described further below), on December 21, 2009, and effective as of January 1, 2010 (the “Effective Date”), Mr. Smith has the right to receive options under the Company’s 2007 Stock Option Plan to acquire 50,000 shares of the Company’s common stock.  The exercise price of the options is equal to the closing trading price of the Company’s common stock on the date of grant. One-third of such options shall vest on each of the first, second and third anniversaries of the Effective Date. The options will be issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2009, Mr. Smith, age 49, was appointed to serve as President and Chief Executive Officer of the Company, effective as of the Effective Date, succeeding James T. Huffman who will retire effective January 15, 2010.  Mr. Smith has been exclusively involved in the oil and gas industry throughout his 25 year business career.  He is currently the owner of SmithCo Properties, Inc. and a partner in Smith Drummond Holdings, both exploration and production companies based in Denver, Colorado.  SmithCo and Smith Drummond own interests in approximately 450 oil and gas wells and 125,000 gross acres located primarily in the Mid-Continent and Rocky Mountain regions.  Prior to forming SmithCo and Smith Drummond, Mr. Smith was a partner in 410 Exploration, an exploration and production company which generated drilling prospects and purchased producing properties in the Mid-Continent and Rocky Mountain regions.  Although Mr. Smith will retain his existing business interests, he will devote full time to his responsibilities as Credo’s Chief Executive Officer.

Under the terms of his employment agreement, Mr. Smith will hold the position of President and Chief Executive Officer for an initial term of two years, with automatic one year extensions unless otherwise terminated. His initial salary will be $250,000 per year and he will be eligible for annual bonuses, at the discretion of the Board of Directors.

Mr. Smith holds a Bachelor of Arts degree in Petroleum Land Management (concentration in geology) from Rice University.  He received his Masters of Business Administration Degree in Energy Management from the University of Denver.

Mr. Smith was elected to Credo’s Board of Directors in April, 2009.  For the last 10 years, his companies have invested in the majority of Credo’s drilling projects in Oklahoma and Kansas.  During that time, the companies participated in drilling about 75 wells operated by Credo.

Item 9.01                               Financial Statements and Exhibits

(d)                       Exhibits

Exhibit 10.1	Employment Agreement by and between CREDO Petroleum Corporation and Marlis E. Smith, Jr. dated as of December 21, 2009, effective as of January 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDO PETROLEUM CORPORATION

Date: December 28, 2009	By:	/s/ Alford B. Neely
Alford B. Neely
Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between CREDO Petroleum Corporation and Marlis E. Smith, Jr. dated as of December 21, 2009, effective as of January 16, 2010.